Sub-Item 77I - Terms of New or Amended Securities

(a)  N/A

(b) On September 15, 2000, the Magnet Total Market Growth Fund (the "Fund") commenced offering shares. With respect to the Magnet Total Market Growth Fund the Registrant incorporates herein by this reference Post-Effective Amendment No. 19 to the Trust's Registration Statement on Form N-1A (Nos. 33-72424 and 811-08194), with specific reference to pages 134-136, 146-148 and 279-290 for a description of the Fund, as filed with the SEC on August 25, 2000 and which Amendment became effective on August 28, 2000.